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                                                                   Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70761, 333-29483 and 333-90231) and on Form S-8
(Nos. 333-69895, 33-67962, 333-87413, 333-42942, 333-42944, 333-73738 and
333-73740) of Ohio Casualty Corporation and subsidiaries of our report dated February 15, 2002, with respect to the consolidated financial statements and schedules of Ohio Casualty Corporation and subsidiaries included in the Annual Report to Shareholders on Form 10-K for the year ended
December 31, 2001.




/s/ Ernst & Young LLP

Ernst & Young LLP
Cincinnati, Ohio
March 5, 2001